                                                              EXHIBIT 99.13B

                              Consent of Counsel



I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 47 to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.



                                            SUSAN N. ROTH



Chattanooga, Tennessee
May 27, 1997